NEWS BULLETIN RE:
POINT.360 2777 N. ONTARIO STREET BURBANK, CA 91504 Nasdaq: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 858-1444

FOR IMMEDIATE RELEASE - BURBANK, CA, April 16, 2007

POINT.360 ANNOUNCES THE ACQUISITION OF ITS ADVERTISING DISTRIBUTION BUSINESS BY DG FASTCHANNEL, INC. AND THE SPIN-OFF OF ITS REMAINING BUSINESSES
TO ITS SHAREHOLDERS

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced that it had entered a merger agreement with DG FastChannel, Inc. (“DGFC”) pursuant to which DGFC will acquire Point.360’s spot advertising distribution business, and Point.360 will spin off its remaining businesses to its shareholders.

Upon completion of the spin off, Point.360 shareholders will receive one share of the new company (“New 360”) for each Point.360 share held. DGFC, which owns approximately 1.6 million shares of Point.360 stock (or approximately 16% of the outstanding shares), will not participate in the ownership of New 360.

In DGFC’s acquisition of Point.360’s spot advertising distribution business, DGFC will make an exchange offer for all outstanding shares of Point.360 common stock pursuant to which each share tendered and accepted by DGFC will be exchanged for approximately one-fifth of a share of DGFC common stock. The completion of the exchange offer is subject to customary conditions, including that not less than a majority of the outstanding Point.360 shares are validly tendered. Following the completion of the exchange offer, Point.360 will be merged into DGFC, with DGFC continuing as the surviving corporation. Each Point.360 share not acquired by DGFC in the exchange offer will be converted in the merger into the right to receive approximately one-fifth of a share of DGFC common stock. On April 16, 2007, DGFC’s stock closed at $16.94 per share.

In the transactions, DGFC will assume up to $7 million of Point.360’s debt and pay New 360 approximately $3 million in cash for the working capital of the spot advertising distribution business.

Haig S. Bagerdjian, Point.360’s Chairman, President and Chief Executive Officer said: “As a result of the spin-off, our shareholders will continue to own New 360 which focuses on high definition and standard definition digital mastering, sophisticated computer graphics, data conversion and video, film and media asset management services. Due to the combination of Point.360’s spot distribution business and DGFC, our shareholders will hopefully benefit from the market’s valuation of DGFC including the additional revenues and cost efficiencies that will accrue to the combined businesses.”

Mr. Bagerdjian added: “The senior management of Point.360 will continue manage New 360. New 360’s balance sheet will be basically free of debt with New 360 generating revenues of about $45 to $50 million and EBITDA of $4 to $6 million during the next 12 months.”

Conference Call and Webcast - Tuesday, April 17, 2007

Point.360 will be hosting a conference call and simultaneous webcast tomorrow, Tuesday, April 17, 2007 at 1:00pm EDT, both of which are open to the general public. To access the conference by telephone, interested parties may dial 866-391-5747 and enter passcode 4424935. Participants can access the webcast through Point.360’s website at http://www.point360.com. Questions and answers will be taken only from the participants on the conference call. For the webcast, please allow 15 minutes register and download and install any necessary software. Following the call, a replay will be available for 30 days on the internet from Point.360’s website.

About Point.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management and sophisticated computer graphics services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients’ film and video content, including television programming, spot advertising, feature films and movie trailers.

Point.360 delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic distribution, using fiber optics, satellites, and the Internet.

Point.360’s interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S, media centers. Clients include major motion picture studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning Point.360’s projected revenues and cash flow; (ii) statements of Point.360’s management relating to the split of its post production and spot advertising distribution businesses; (iii) statements concerning expected operating efficiencies that may be achieved in the merger, and (iv) the potential creation of additional shareholder value by completing the transactions described in this news release. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Point.360 to be materially different from those expected or anticipated in the forward looking statements. Please also refer to the risk factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Point.360, New 360 or DG FastChannel, Inc. The tender offer referred to above for shares of Point.360 has not commenced. In connection with the proposed transactions, Point.360 will file a Form 10 registration statement for New 360, DG FastChannel, Inc. will file a registration statement and tender offer documents, and both companies will file other relevant documents concerning the proposed transactions with the SEC. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT ACCOMPANYING THE FORM 10 AND THE REGISTRATION STATEMENT AND TENDER OFFER DOCUMENTS WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTIONS. Investors may obtain a free copy of the Form 10 and related information statement and the registration statement and tender offer documents (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov <http://www.sec.gov/>.